ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

     THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION,
(hereinafter the "Agreement") is made and entered into this 22nd day of December, 1998 by and between Icon Systems, Inc., a Nevada corporation (hereinafter "Icon"), Prospero Investments Limited, a
United Kingdom company (hereinafter "Prospero"), and the shareholders of Prospero (hereinafter "Shareholders").

                             RECITALS

     WHEREAS, Icon desires to acquire all of the issued and outstanding shares of Prospero capital stock in exchange for 5,100,000 shares of authorized but previously unissued Icon common stock, par value $.001 per share, post-split as per Section 1.4 below, and pursuant to the terms and conditions set forth herein;

     WHEREAS, the Shareholders of Prospero desire to exchange all of their shares of Prospero capital stock for shares of Icon common stock in the respective amounts set forth herein;

     WHEREAS, Icon and Prospero intend to cooperate in order to facilitate the private offering and sale of up to 6,250,000 shares of Icon common stock pursuant to an exemption from registration;
and

     WHEREAS, the parties hereto desire to reorganize the management and operations of Icon, and to change the principal place of business of the corporation.

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                            ARTICLE I

                ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1 Acquisition and Plan of Reorganization. The parties hereby agree that Icon shall acquire all of the issued and outstanding shares of Prospero capital stock and/or options and/or other securities, in exchange for five million one hundred thousand (5,100,000) shares of authorized but previously unissued
Icon common stock, par value $.001 per share, post-split as per
Section 1.4 below.

          (a) Assets. It is also agreed to by the parties hereto that by acquiring the shares of Prospero capital stock, Icon will acquire all rights, title and interest to the assets and property presently owned by Prospero and represented in Prospero's financial statements or other schedules provided to Icon. Said assets and property may be subject to certain interests, liens and/or encumbrances which are to be further described in Prospero's financial statements or other schedules provided to Icon.

          (b) Reorganization. The parties hereto agree that at the Closing (i) Prospero shall become a wholly-owned subsidiary of Icon subject to the conditions and provisions of Section
     1.6 hereof; and (ii) the necessary steps shall be taken in order to reflect the relocation of Icon's principal place of business.


SECTION 1.2  Exchange of Shares.

          (a) Upon the Closing of this Agreement, Icon shall cause to be issued and held for delivery to the Shareholders of Prospero or their designees, stock certificates representing an aggregate of 5,100,000 shares (the "Icon Shares") of Icon common stock (post-split), in exchange for all the issued and outstanding shares of Prospero capital stock, which shares shall be delivered to Icon at the Closing. It is agreed that the Icon Shares shall be held and not delivered to Shareholders until the closing of the 6,250,000 share offering described in Section 1.5 below.

          (b) The Icon Shares to be issued hereunder shall be authorized but previously unissued shares of Icon common stock. The Icon Shares shall be issued to those persons and in the respective amounts set forth in Exhibit 1.2 annexed hereto and by this reference made a part hereof.

          (c) All Icon Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), and the recipients shall represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the Icon Shares. All Icon Shares to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. Certificates representing the Icon Shares to be issued hereunder shall bear a restrictive legend in substantially the following form:

                    The shares represented by this certificate have not been registered under the Securities
          Act of 1933, as amended, and may not be
          offered for sale, sold or otherwise
          transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

          (d) Prospero and Shareholders acknowledge and agree that the Icon Shares to be issued hereunder shall be issued upon the closing of the 6,250,000 share offering described in Section
     1.5 below.

SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on the __ day of December, 1998 (the "Closing Date"), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of Article X of this Agreement. At the Closing:

          (a) Prospero shall deliver to Icon stock certificates representing 100% of the issued and outstanding shares of Prospero capital stock, duly endorsed, so as to make Icon the sole holder thereof, free and clear of all claims and encumbrances;

          (b) Icon shall deliver to those persons listed in Exhibit 1.2, stock certificates representing an aggregate of 5,100,000 shares of Icon common stock, which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

          (c) Icon shall deliver an Officer's Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Icon are true and correct as of, or have been fully performed and complied with by, the Closing Date;
     and

          (d) Prospero shall deliver an Officer's Certificate as described in Sections 8.1, 8.2 and 8.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Prospero and Shareholders are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 Icon Special Meeting of Shareholders or Action by Written Consent. In anticipation of this Agreement, Icon has taken all necessary and requisite action to call for and hold a Special Meeting of Shareholders or, in the alternative, to obtain written consents from a majority of its shareholders in order to transact the following business:

          (a) To ratify the prior action by the Icon Board of Directors to effect a reverse stock split of Icon's issued and outstanding shares of common stock on a one (1) share for fifty (50) shares basis, to be effective December 28, 1998;
     and

          (b) To ratify this Agreement and all transactions contemplated hereby.

SECTION 1.5 Offering and Sale of Icon Common Stock. The parties hereto agree to cooperate to cause the offering and sale of up to 6,250,000 shares (post-split) of Icon's authorized but previously unissued common stock pursuant to the provisions of Regulation D, Rule 506 of the 1933 Act, Section 4(2) of the 1933 Act, or other comparable exemption. It is further agreed that Prospero will facilitate the offering and sale and that all sales will be made outside the United States and to persons not citizens of the United States.

SECTION 1.6 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Icon shall file any additional necessary documents that may be required by the State of Nevada.

                            ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF Icon

     Icon hereby represents, warrants and agrees that:

SECTION 2.1 Organization, Good Standing and Corporate Power of Icon. Icon is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Icon owns any of the outstanding stock or other interest, or (ii) Icon may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

SECTION 2.2 Capitalization of Icon. Prior to the action to be taken by the Icon shareholders as set forth in Section 1.4 above and the transactions contemplated by this Agreement, the authorized capital stock of Icon consisted of 100,000,000 shares of common stock, par value $.001 per share, of which 16,582,689 shares were issued and outstanding. Taking into consideration the effect of the proposed one share for fifty shares reverse stock split, the number of shares of common stock issued and outstanding shall be approximately 331,654 shares, par value $.001 per share, without giving effect to the rounding-up of fractional shares resulting from the reverse stock split, and the shares to be issued pursuant to this Agreement. All shares of Icon common stock currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating Icon to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock. Shares of Icon common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3  Charter Documents.  Certified copies of the Icon
Articles of Incorporation and By-Laws, as amended to date, have been or will be delivered to Prospero prior to the Closing.

SECTION 2.4 Corporate Documents. The most recent Icon shareholders' list and corporate minute books, which have been made available to Prospero, are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors.

SECTION 2.5 Financial Statements. Icon's financial statements for the period ended year ended June 30, 1998, a copy of which is annexed hereto as Exhibit 2.5 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of Icon and results of its operations for the periods covered thereby. Except as otherwise disclosed to Prospero in writing and as set forth herein and in Exhibit 2.5, and other than according to the ordinary and usual course of Icon's business consistent with such practice,
(a) Icon has not engaged in any material transaction since the date of its financial statements, and (b) there has not been any material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Icon, taken as a whole, from that reflected in the financial statements referred to in this Section 2.5.

SECTION 2.6 Absence of Certain Changes or Events. Since the date of the Icon financial report attached hereto as Exhibit 2.5 and except as disclosed otherwise herein, Icon has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, (iii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

SECTION 2.7. Reporting Requirements Under the Securities Exchange Act of 1934. Icon is current in its annual and periodic filing obligations under Section 13 or 15(d) of the Securities Exchange
Act of 1934, as amended.

SECTION 2.8 Tax Returns and Payments. Icon has filed with the appropriate governmental authority, all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and Icon has paid all taxes to be due on said returns, any assessments made against Icon and all other taxes, fees and similar charges imposed on Icon by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

SECTION 2.9 Contracts. Icon is not a party to or bound by any material contract or commitment, including guaranty whether written or oral, except as may otherwise be disclosed in Exhibit 2.9, annexed hereto and by this reference made a part hereof.

SECTION 2.10 Compliance with Law and Government Regulations. Icon is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Icon is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

SECTION 2.11 Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Icon is a party or which may result in any material adverse change in the business or condition, financial or otherwise, of Icon or in any of its properties or assets, or which might result in any liability on the part of Icon, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of Icon, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 2.12 Trade Names and Rights. Icon does not use any trade mark, service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or application, trade name, service marks, copyrights, copyright registrations or application. No person owns any trade mark, trade mark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Icon's business.

SECTION 2.13 Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Icon from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Icon or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Icon to consummate the transactions contemplated by this Agreement.

SECTION 2.14 Corporate Authority. Icon has all requisite corporate power and authority and has taken all corporate actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject (if required by law) only to approval of this Agreement by the holders of a majority of the outstanding shares of Icon common stock. The Icon Board of Directors has unanimously approved this Agreement and all transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Icon with the provisions hereof will not
(a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Icon under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Icon, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Icon is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Icon or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement is the valid and binding agreement of Icon enforceable against Icon in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

SECTION 2.15 Full Disclosure. None of the representations and warranties made by Icon herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Icon or on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                           ARTICLE III

                        COVENANTS OF ICON

SECTION 3.1 Conduct Prior to the Closing. Icon covenants and agrees as to itself that, after the date hereof and prior to the Closing (unless Prospero shall otherwise approve in writing, which approval shall not be unreasonably withheld):

          (a) Except within the regular course of business and for the transactions contemplated by this Agreement, Icon will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any substantive transaction;

          (b) Icon will not declare, set aside or pay any dividends or distributions payable in cash, stock or property, in respect of its capital stock

          (c) Icon will not amend its Articles of Incorporation or By-Laws, except as set forth in Section 1.4 above or except for any amendment which will not hinder, delay or make more costly to Prospero the transactions contemplated by this Agreement;

          (d) Icon will not authorize, issue, sell, purchase or redeem or repurchase any shares of its capital stock or any options, rights or other securities convertible, exchangeable or exercisable for any shares of its capital stock, except as set forth in Section 1.1(b) above;

          (e) Icon will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Prospero in connection with any such requirements imposed upon the parties hereto in connection therewith;

          (f) Except within the regular course of business, Icon will not incur any indebtedness for money borrowed, issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction, except to comply with the terms of this Agreement; and

          (g) Icon shall grant to Prospero and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Prospero and such representatives all information relating to Icon as Prospero may reasonably request, and shall extend to Prospero the opportunity to meet with Icon's accountants and attorneys to discuss the financial condition of Icon;

SECTION 3.2 Affirmative Covenants. Prior to Closing, Icon will do the following:

          (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

          (b) Promptly notify Prospero in writing of any material adverse change in the financial condition, business, operations or key personnel of Icon, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

          (c) Reserve, and promptly after the Closing, issue and deliver to Shareholders and/or their designees, the number of shares of Icon common stock required hereunder;

          (d) Upon completion of the offering and sale of the 6,250,000 shares of common stock as set forth in Section 1.5 above, the Icon Board of Directors will nominate as new directors to its Board those persons to be designated by Prospero and, contemporaneous with or immediately thereafter, the current members of the Icon Board of Directors will tender to the Board their respective resignations as directors and/or officers.; and

          (e) Take any and all other necessary and requisite corporate actions to accomplish the transactions anticipated by this Agreement.

                            ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF PROSPERO AND SHAREHOLDERS

     Prospero and Shareholders hereby represent, warrant and agree that:

SECTION 4.1 Organization, Good Standing and Corporate Power of Prospero. Prospero is a corporation duly organized, validly existing and presently in good standing under the laws of the United Kingdom, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Prospero owns any of the outstanding stock or other interest, or (ii) Prospero may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of Prospero and all amendments thereto, have been or will be delivered to Icon prior to the Closing.

SECTION 4.3 Financial Statements / Assets and Liabilities. Prospero's financial statements for the period ended June 30, 1998, a copy of which is annexed hereto as Exhibit 4.3 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present the financial condition of Prospero and results of its operations for the periods covered thereby. Prospero has good and marketable title to all of its assets and property to be acquired by Icon hereunder (by way of Shareholders tendering all of their outstanding shares of common stock to Icon), free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements. Except as otherwise disclosed to Icon in writing and as set forth herein and in Exhibit 4.3, and other than according to the ordinary and usual course of Prospero's business, consistent with such practice, (a) Prospero has engaged only in its routine daily business since the date of its financial statements, and (b) there has not been any material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Prospero taken as a whole, from that reflected in the financial statements referred to in this Section 4.3.

SECTION 4.4 Tax Returns and Payments. All tax returns for Prospero (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. Prospero has paid all taxes to be due on said returns, any assessments made against Prospero, and all other taxes, fees and similar charges imposed on Prospero by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 4.5 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Prospero or the consummation by it of the transactions contemplated hereby.

SECTION 4.6 Compliance with Law and Government Regulations. Prospero is in compliance with all applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or operation of their businesses. Prospero is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

SECTION 4.7 Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Prospero is a party or which may result in any material change in the business or condition, financial or otherwise, of Prospero or in any of its properties or assets, or which if determined against Prospero, would have a material adverse effect against Prospero, or which might result in any liability on the part of Prospero, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Prospero, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.8 Patents, Trade Names and Rights. Exhibit 4.8 annexed hereto and by this reference made a part hereof, contains a complete list of all patents, trademarks, service marks, trademark, service mark and copyright registrations, applications and licenses with respect to the foregoing owned or held by Prospero. Prospero has no knowledge of any facts and nothing has come to its attention that would lead it to believe that Prospero has infringed or misappropriated or are infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of Prospero is threatened.

SECTION 4.9 Employee Benefit Plans. Prospero represents that unless otherwise set forth by an exhibit annexed hereto as Exhibit 4.9, there are not now nor have there ever been any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by Prospero or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with Prospero or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, director or officer of Prospero or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect to which Prospero or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.

SECTION 4.10 Environmental Matters. There are no actions, proceedings or investigations pending or, to the actual knowledge of Prospero, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Prospero with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To the actual knowledge of Prospero: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Prospero under any Environmental Law; (ii) Prospero is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) Prospero is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) Prospero is in material compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Prospero contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry. For purposes of this Agreement, "Environmental Laws" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

SECTION 4.11 Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Prospero from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Prospero or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Prospero to consummate the transactions contemplated by this Agreement.

SECTION 4.12 Authority. Prospero and its Shareholders representing no less than one hundred percent (100%) of the issued and outstanding shares of Prospero capital stock of record, have approved this Agreement and duly authorized the execution and delivery hereof. Prospero has full power, authority and legal right to enter into this Agreement on behalf of Prospero and its Shareholders and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Prospero further represents that it, or its representative, has been empowered by Shareholders by powers of attorney and/or otherwise, to execute this Agreement on behalf of Shareholders.
The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Prospero with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Prospero under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Prospero, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which Prospero is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Prospero or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement represents the valid and binding agreement of Prospero enforceable against Prospero in accordance with its respective term, except as such enforceability may limited by applicable bankruptcy laws or creditors' rights generally or by general principles or equity.

SECTION 4.13 Legal Proceedings and History. Prospero and Shareholders hereby represent that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Prospero nor any Shareholder or any other person receiving a portion or all of the Icon Shares to be issued hereunder, shall have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 4.14 Ownership of Shares. Shareholders representing 100% of the Prospero capital stock currently issued and outstanding and which stock is to be transferred to Icon under this Agreement, have full power and authority to transfer such shares of Prospero capital stock to Icon hereunder, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

SECTION 4.15 Investment Purpose . Prospero and Shareholders represent that the recipients of the Icon Shares hereunder are acquiring the shares for investment purposes only and acknowledges that the Icon Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.

SECTION 4.16 Full Disclosure. None of the representations and warranties made by Prospero or Shareholders herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Prospero or Shareholders, on their behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                           ARTICLE V

                      COVENANTS OF PROSPERO

SECTION 5.1 Conduct Prior to the Closing. Prospero covenants and agrees that, after the date hereof and prior to the Closing (unless Icon shall otherwise approve in writing, which approval shall not be unreasonably withheld):

          (a) Prospero will not declare, set aside or pay any dividends or distributions payable in cash, stock or property, in respect of its capital stock;

          (b) Prospero will not amend its Articles of Incorporation or By-Laws, except for any amendment which will not hinder, delay or make more costly to Icon the transactions contemplated by this Agreement;

          (c) Prospero will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Icon in connection with any such requirements imposed upon the parties hereto in connection therewith;

          (d) Except within the regular course of business, Prospero will not incur any indebtedness for money borrowed, issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction, except to comply with the terms of this Agreement;

          (e) Prospero shall grant to Icon and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Icon and such representatives all information relating to Prospero as Icon may reasonably request, and shall extend to Icon the opportunity to meet with Prospero's accountants and attorneys to discuss the financial condition of Prospero; and

SECTION 5.2 Affirmative Covenants. Prior to Closing, Prospero will do the following:

          (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement; and

          (b) Promptly notify Icon in writing of any materially adverse change in the financial condition, business, operations or key personnel of Prospero, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                            ARTICLE VI

                      ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Icon or Prospero, as the case may be, shall take all such necessary action.

SECTION 6.4  Indemnification.

          (a) From and after the Closing of this Agreement, Prospero and Shareholders agree to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or officer of Icon, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of Icon including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Icon could have been permitted under applicable state laws and its certificate of incorporation, by-laws and other agreements in effect on the date hereof to indemnify such individual.

          (b) From and after the Closing of this Agreement, Icon agrees to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Closing a director or officer of Prospero, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages and deficiencies, including interest and penalties, incurred or suffered in connection with any claim action, suit, proceeding or investigation, whether civil, criminal or administrative, arising out of matters existing or occurring prior to the Closing, whether asserted or claimed prior to, at or after the Closing, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of Icon including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby to the fullest extent that Prospero could have been permitted under applicable state laws and its certificate of incorporation, by-laws and other agreements in effect on the date hereof to indemnify such individual.

          (c) Any indemnified party wishing to claim indemnification under subsection (a) or (b) of this Section 6.4, upon leaning of any such claim, action , suit, proceeding or investigation, shall promptly notify Prospero if under subsection (a), or Icon if under subsection (b), but failure to so notify the appropriate party shall not relieve the indemnifying party from any liability which it may have under this Section 6.4 except to the extent such failure materially prejudices such party. In the event of any such claim, action, suit, proceeding or investigation, (i) the indemnifying party shall have the right to assume the defense thereof and shall not be liable to any such indemnified party in connection with the defense thereof, (ii) the indemnified party will cooperate in all respects as requested by the indemnifying party in the defense of any such matter, and (iii) the indemnifying party shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; provided, however, that the indemnifying party shall not have any obligation hereunder to any indemnified party if and when a court shall ultimately determine, and such determination shall have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by law.

SECTION 6.5 Confidentiality. All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

                           ARTICLE VII

             CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The respective obligations of each party to this Agreement are subject to the fulfillment, satisfaction or waiver at or prior to the Closing of each of the following conditions:

SECTION 7.1 Legal Action. No federal or state court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, preliminary or permanent injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no governmental entity shall have instituted any proceeding or formally threatened to institute any proceeding seeking any such Order and such proceeding or threat remains unresolved.

SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to Article X hereof.

SECTION 7.3 Required Approvals. Icon and Prospero shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by Icon and Prospero of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and Icon and Prospero shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for Icon may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                           ARTICLE VIII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF ICON

     All obligations of Icon under this Agreement are subject to the fulfillment and satisfaction by Prospero and Shareholders prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by Icon.

SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of Prospero and Shareholders contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the time of the Closing as though made on and as of the Closing, and Prospero shall have delivered to Icon a closing certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Icon, and signed, in the case of Prospero, by its president and secretary.

SECTION 8.2 Performance. Each of the obligations of Prospero and Shareholders to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Prospero shall have delivered to Icon a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Icon.

SECTION 8.3 Authority. All action required to be taken by, or on the part of Prospero and Shareholders to authorize the execution, delivery and performance of this Agreement by Prospero and Shareholders and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Prospero, or any event or condition of any character adversely affecting Prospero, and Prospero shall have delivered to Icon, a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Icon and signed, in the case of Prospero, by its president and secretary.

SECTION 8.5 Acceptance by Prospero Shareholders. The holders of record as of the Closing of an aggregate of not less than one hundred percent (100%) of the issued and outstanding shares of capital stock of Prospero have agreed to exchange their shares for the Icon Shares specified herein.

                            ARTICLE IX

         CONDITIONS PRECEDENT TO OBLIGATIONS OF PROSPERO

     All obligations of Prospero and Shareholders under this Agreement are subject to the fulfillment and satisfaction by Icon, prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Prospero and Shareholders.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of Icon contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the time of the Closing as though made on and as of the Closing, and Icon shall have delivered to Prospero a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Prospero and Shareholders, and signed, in the case of Icon, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of Icon to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at the time of the Closing, and Icon shall have delivered to Prospero a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Prospero and Shareholders, and signed, in the case of Icon, by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by, or on the part of Icon, to authorize the execution, delivery and performance of this Agreement by Icon, and the consummation of the transactions contemplated hereby shall be duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Icon or any event or condition of any character adversely affecting Icon and Icon shall have delivered to Prospero, a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Prospero and Shareholders and signed, in the case of Icon by its president and secretary.

SECTION 9.5 Action by Icon Shareholders. Prior to the Closing of this Agreement, the shareholders of Icon shall have approved the reverse stock split and the amendment to the Icon Articles of Incorporation changing the corporate name as set forth in
Section 1.4 above

                            ARTICLE X

                           TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned an/or rescinded:

          (a) By mutual written agreement of all the parties hereto at any time, whether before or after the approval of this Agreement by the respective parties;

          (b) By the board of directors of Icon at any time prior to the Closing if:

                    (i) a condition to Icon's performance under this Agreement or a covenant of Prospero and/or Shareholders contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition;

                    (ii) a material default or breach of this Agreement shall be made by Prospero and/ or Shareholders; or

                    (iii) the Closing shall not have taken place on or prior to January 31, 1999.

          (c) By the board of directors of Prospero at any time prior to the Closing if:

                    (i) a condition to Prospero's and Shareholders' performance under this Agreement or a covenant of Icon contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

                    (ii) a material default or breach of this Agreement shall be made by Icon; or

                    (iii) the Closing shall not have taken place on or prior to January 31, 1999.

               (d) By either Icon or Prospero at any time within two (2) years from the Closing Date, if it is discovered or determined that any representation or warranty set forth in the Agreement is proven to be false or materially misleading or any obligation to be performed hereunder shall not be fulfilled within the time and date specified herein, by the non-offending party serving at least ten
          (10) days written notice upon the other party that they intend to terminate the Agreement and all transactions contemplated herein.

SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Section 11.1 and Section 11.2, shall become void and of no further effect and there shall be no liability on the part of any party hereto or any of its respective directors, officers, employees, agents, shareholders, legal, accounting and financial advisors or other representatives; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b)(i) or 10.1(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses actually incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief. It is further agreed to by the parties hereto that upon the termination of this Agreement pursuant to Section 10.1 above, all shares of Icon common stock (Icon Shares) issued hereunder shall be returned to Icon to be cancelled on its stock ledger and, in the event such Icon Shares are not returned to Icon, Icon will have the absolute right to immediately proceed with the cancellation of the Icon Shares without having possession thereof.

                            ARTICLE XI

                          MISCELLANEOUS

SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of
Section 10.2, Icon and Prospero will each bear their own respective expenses.

SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

          (a) Icon may (i) extend the time for the performance of any of the obligations or other acts of Prospero and/or
     Shareholders, (ii) waive any inaccuracies in the representations and warranties of Prospero and Shareholders contained herein or in any document delivered pursuant hereto by Prospero and Shareholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Prospero and Shareholders. Any agreement on the part of Icon to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Icon;

          (b) Prospero may (i) extend the time for the performance of any of the obligations or other acts of Icon, (ii) waive any inaccuracies in the representations and warranties of Icon contained herein or in any document delivered pursuant hereto by Icon and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Icon. Any agreement on the part of Prospero and to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Prospero.

SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

                                                   Copy to:
           Icon Systems, Inc.                  Leonard E. Neilson
                                                 Attorney at Law
                                        1121 East 3900 South,Suite 200
                                          Salt Lake City, Utah 84124



                                                   Copy to:
      Prospero Investments Limited             Appleton Company
                                                Services  limited
                                             186 Hammersmith Road
                                                  London W8 7Dj

     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.4 No Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect shareholder of Icon, Prospero, or any of their respective officers, directors, employees, agents or representative.

SECTION 11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 11.8 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

SECTION 11.9 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Utah without regard to the conflict of law principles thereof. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in on other place.

SECTION 11.10 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Shares of Icon common stock to be issued hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.11 Assignability. This Agreement shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection shall be void.

SECTION 11.12 Amendment. This Agreement may be amended with the approval of Shareholders and the boards of directors of Icon and Prospero at any time before or after approval thereof by shareholders of Icon and Prospero, if required; but after such approval, if required, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                 "Icon"
          ICON SYSTEMS, INC.                 Attest:


By: _____________________________       _________________________
Its:  President                         Secretary

               "Prospero"
     PROSPERO INVESTMENTS LIMITED
                                             Attest:

By: _____________________________       _________________________
Its:  President                         Secretary




Prospero on behalf of Shareholders



By:__________________________
Its: